QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

TRADEMARK AND TRADE NAME LICENSE AGREEMENT

        This Trademark and Trade Name License Agreement (the "Trademark License") is made this 10th day of June, 1991, by the between Exide Corporation, a Delaware corporation (the "Licensor"), and Yuasa Battery (America), Inc. a California corporation (the "Licensee").

        WHEREAS, Licensor has used the trade name "EXIDE"" (the "Licensed Trade Name") and used and registered the trademarks (the "Licensed Marks") listed on Schedule 9.5 attached hereto; and

        WHEREAS, pursuant to that certain Asset Purchase Agreement dated June 10, 1991, between Licensor and Licensee (the "Asset Purchase Agreement"), Licensor has agreed to grant to Licensee the right to use the Licensed Trade Name and the Licensed Marks within the scope of Licensed Business (as defined herein);

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.
DEFINITIONS

        Terms used herein with initial capital letters, if not defined herein, shall have the meanings set forth in the Asset Purchase Agreement.

        A.    "Products" shall mean any batteries, battery products or battery chargers for any and all industrial battery uses including, without limitation, electric vehicle batteries (other than golf cart batteries manufactured at the plant in Sumter, South Carolina), but excluding automotive, motorcycle, garden tractor and marine use SLI batteries and battery products.

        B.    "Licensed Business" shall mean the design, research and development, manufacture, marketing, sale and distribution of (i) Products manufactured by Licensee as a result of the foregoing activities, to the extent such activities, to the extent such activities were conducted by Licensor immediately prior to the Closing; (ii) Products derived directly from research and development acquired from Licensor at the Closing; and (iii) Products developed directly from the Products described in Sub-clauses (i) and (ii).

2.
GRANT

        Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, pursuant to the terms and conditions of this Trademark License, a perpetual, exclusive, world-wide, royalty-free license to use the Licensed Trade Name as a corporate name or trade name within the scope of the Licenses Business, and a non-exclusive, perpetual, world-wide, royalty-free license to use Licensed Trade Name in connection with the motorcycle battery business, but only in part of the trade name or corporate name "Yuasa-Exide, Inc." While retaining the corporate name "Yuasa-Exide, Inc.", Licensee may sell products in businesses other than the Licensed Business and the motorcycle battery business but Licensee shall not sell such products under the Licensed Trade Name and shall sell such products under an assumed name, fictitious name or through some other mechanism whereby the Licensed Trade name is not used before the public trade in relation to such products.

        Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, pursuant to the terms and conditions of this Trademarks License, a perpetual, exclusive, world-wide royalty-free license to use the Licensed Marks within the scope of the Licensed Business on and in connection with the goods for which such Licensed Marks are registered or as otherwise permitted under applicable law within the scope of the Licensed Business, together with the right to sublicense such right as set forth herein.

        The rights granted to Licensee herein are subject to any rights to the Licensed Trade Name or the Licensed Marks granted by the Licensor or its predecessors before the execution of this Trademark License. Licensor represents to Licensee that to Licensor's Best Knowledge, any such third party rights have been disclosed to Licensee in connection with the Asset Purchase Agreement or on the Schedule hereto. The rights granted herein are further limited to only those goods and territories in which Licensor has rights to the Licensed Trade Name and the Licensed Marks as of the date of execution of this Trademark License. During the term of this Trademark License, Licensor will not grant any third party any new license which would be inconsistent with Licensee's exercise of its rights hereunder. License shall provide such assistance as Licensor may reasonably request to fulfill Licensor's obligations under agreements with third parties which relate to the Licensed Trade Name or the Licensed Mark.

3.
FUTURE ACQUISITION OF RIGHTS

        In those jurisdictions wherein Licensor does not have legal ownership or control of the marks "EXIDE" and "WILLARD" as of the effective date of this Trademark License, Licensee shall be free to take all necessary steps and action to effect the acquisition of legal ownership or control of such marks for itself within the scope of the Licensed Business and Licensor agrees to assist in, at Licensee's expense, and not oppose any such steps or action by Licensee.

        In turn, Licensee will not oppose any steps or action of Licensor to effect the acquisition of legal ownership or control of such marks for itself outside the scope of the Licensed Business and Licensee agrees to assist in, at Licensor's expense, and not oppose any such steps or action by Licensor.

        In the event that either party hereto effects the acquisition of legal ownership or control of such marks under the provisions of this Paragraph 3, such party shall, at the other party's request, grant to the other party a license or other document necessary to allow such party to use such acquired mark in a manner consistent with the terms and conditions set forth in this Trademark License. Each of the parties acknowledges that in acquiring rights to such marks, it may be unable to limit the scope of the rights acquired to the Licensed Business, in the case of Licensee's acquisition, or outside the scope of the Licensed Business, in the case of the Licensor's acquisition, but that each party will only use such acquired rights in a manner consistent with this Trademark License.

4.
NEW USES OF THE NAME

        Licensee shall submit any proposed new uses of the Licensed Trade Name to Licensor for its approval, which approval shall be obtained in writing before each such proposed new use is commenced; provided, however, that Licensor shall not unreasonably withhold its approval.

5.
QUALITY STANDARDS

        Licensee shall maintain the standards of quality set by Licensor for the conduct of the Licensed Business under the Licensed Trade Name and the goods bearing the Licensed Marks which Licensor established prior to the execution of this Trademark License (the "Quality Standards").

        Licensee agrees to furnish to Licensor, upon Licensor's request, representative samples of all labels, advertising materials and other associated materials used in the sale, offering for sale, or marketing of goods bearing the Licensed Trade Name or Licensed Marks to enable Licensor to confirm that the labeling and advertising meet the Quality Standards.

6.
INDEMNIFICATION

        A.    Licensee hereby indemnifies Licensor and undertakes to defend itself against, and to hold Licensor harmless from any claims, suits, losses or damages arising out of any use of the Licensed Trade Name or the Licensed Marks outside the scope of the licenses granted pursuant to the terms of this Trademark License or arising out of any alleged defects in products of the Licensee marketed and sold in connection with the Licensed Trade Name or Licensed Marks.

        B.    In the event that any other claim or suit arising out of use of the Licensed Trade Name or the Licensed Marks by Licensee within the scope of the licenses granting pursuant to the terms of this Trademark License (an "Authorized Use Claim") is made or filed against License or Licensor but not against the other party, then the defending party shall not take any steps to include or have included the other party in such claim or suit or to seek indemnity from such other party, provided that such other party shall provide the defending party with reasonable assistance in the defense of such claim or suit at the defending party's expense.

        C.    In the event that any Authorized Use Claim is made against both Licensor and Licensee, then each party shall defend itself without seeking indemnity from the other (except in relation to damages paid on the other's behalf) but each shall provide the other with reasonable assistance in such defense at the other party's expense.

        D.    The provisions of this Paragraph 6 shall survive any termination of this Trademark License.

7.
TRADEMARK NOTICE

        Licensee shall label all goods sold in connection with the Licensed Marks in accordance with Licensor's reasonable instructions as they relate to the trademark notices or legends.

8.
TERMINATIONS

        Licensor shall have the right to terminate this Trademark License if (a) products covered hereunder and sold by Licensee in connection with the Licensed Marks fail to meet the Quality Standards, or (b) Licensee uses, assigns or sublicenses its rights under the Licensed Trade Name or the Licensed Marks outside the scope of the Licensed Business and, in either such case, reasonable measures are not initiated to cure such failure or improper use within ninety (90) days after written notice from Licensor. Upon termination of this Trademark License, Licensee and its sublicensees shall, within a reasonable period of time not to exceed two (2) years, discontinue all use of the Licensed Marks and Licensee shall discontinue all use of the Licenses Trade Name and shall cancel all filing or registrations made pursuant to Paragraph 10 hereof and change its corporate or trade name registrations, if any, to exclude the Licensed Trade Name; provided, however, that if any failure to meet Quality Standards or improper use of, or assignment or sublicense of rights under, the Licensed Trade Name or Licensed Marks occurs in any jurisdiction other than the United States and is not remedied as permitted hereunder, this Trademark License will terminate only with respect to the jurisdiction in which such failure or improper use occurred.

        In the event of receivership or bankruptcy of Licensee, the licenses granted herein shall terminate immediately.

9.
VALIDITY OF AND RIGHTS IN MARKS

        Licensee shall acquire no right, title or interest with respect to the Licensed Marks or the Licensed Trade Name as a result of Licensee's use thereof in commerce or otherwise and Licensee acknowledges and agrees that all rights in and to the Licensed Marks and the Licensed Trade Name and the good will pertaining thereto belong exclusively to, and shall inure to the benefit of, Licensor; provided, however, that the license of the marks "EXIDE-IRONCLAD" and "IRONCLAD-EXIDE" by Licensor under this Trademark License is without prejudice to Licensee's exclusive ownership of rights in and to the mark "IRONCLAD" separate from the mark "EXIDE."

        Licensee agrees not to raise or cause to be raised questions concerning or objections to the validity of the Licensed Marks or the Licensed Trade Name or to the right of Licensor thereto, on any grounds whatsoever.

10.
REGISTRATION; REGISTERED USER AGREEMENTS

        Licensee agrees that it will make no application for or otherwise attempt to register the Licensed Marks or the Licensed Trade Mark in the United States Patent and Trademark Office or in a similar agency or office in any foreign country or in any state, except where Licensee is required by law to register a mark (even as a licensee) or pursuant to Paragraphs 3 or 12 of this Trademark License. In those countries which require registration of the use of trademarks under license, Licensee shall execute and obtain registered user agreements to properly record in such country Licensor as the owner of the Licensed Marks and Licensor shall provide, at Licensee's expense, reasonable cooperation in connection with such recordation.

11.
TRANSFERABILITY

        This Trademark License shall be assignable by Licensee with Licensor's consent and Licensee shall have the right to grant sublicenses of the Licenses Marks within the scope of the Licensed Business. Licensee will ensure that any sublicenses of the Licensed Marks will adhere to terms and conditions similar to those contained in this Trademark License. The Licensed Marks and Licensed Trade Name shall be assignable by Licensor in which event Licensor shall require that the assignee assume the obligations of Licensor under this Trademark License.

12.
WARRANTY

        Licensor represents and warrants that to its Best Knowledge, except as disclosed in connection with the Asset Purchase Agreement or as set forth on the schedule hereto, Licensor has good title to the Licensed Trade Name and the Licensed Marks. Licensor further represents and warrants that to its Best Knowledge, subject to any rights to the Licensed Trade Name and the Licensed Mark granted by Licensor or its predecessors prior to the date hereof, and subject to other disclosures made in connection with the Asset Purchase Agreement or on the Schedule hereto, the use of the Licensed Trade Name and the Licensed Marks as licensed pursuant to the terms of this Trademark License does not infringe any third party's rights.

        Licensor otherwise makes no other representation or warranty to Licensee with respect to the title or validity of the Licensed Trade Name or the Licensed Marks or that the use of the Licensed Trade Name or the Licensed Marks by Licensee will not infringe any third party's rights.

        Licensor shall maintain the Licensed Marks in accordance with Licensor's usual and customary business practices. In the event that Licensor intends in good faith to cease payment of maintenance fees for or otherwise allow to lapse any of the Licensed Marks in a particular country, Licensor will notify Licensee of its intention to take such action at least one hundred twenty (120) days in advance so that, except in the case where Licensor intends to refile an application to register such Licensed Mark covering goods within the scope of the Licensed Business, Licensee may, at Licensee's option (a) require Licensor to assign to Licensee, to the extent possible by Licensor and at Licensee's expense, all right, title and interest in and to any such Licensed Mark in such country, or (b) pay the maintenance fees, and Licensor agrees to provide all reasonable cooperation in connection therewith at Licensee's expense.

        In the case where Licensor intends in good faith to refile a registration application, but does not intend that such application cover goods within the scope of the Licensed Business, then, at Licensee's expense, the parties shall take such steps as may be possible and reasonable to file and prosecute such registration application in either Licensor's or Licensee's name, as the case may be, covering goods within the scope of the Licensed Business.

13.
NO AGENCY

        Nothing herein shall be construed to create any relationship of agent and principal, partnership or joint venture between the parties. Neither party shall have the authority to bind or obligate or represent that it has authority to bind or obligate the other party.

14.
SEVERABILITY

        The provisions of this Trademark License shall be severable and if any provision of this Trademark License is declared or held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provision hereof, and the remainder of this Trademark

License shall continue in full force and effect as though such illegal, invalid or unenforceable provision had not been contained herein.

15.
ENTIRE AGREEMENT

        This Trademark License, the Asset Purchase Agreement and the Schedules attached hereto and thereto contain and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and cancel any and all previous written or oral understandings, agreements and any other writings or communications with respect thereto. This Trademark License may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

16.
GOVERNING LAW

        This Trademark License will be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law applied thereby.

17.
PROSECUTION OF INFRINGERS

        Licensee agrees to cooperate with Licensor in the prosecution or defense of any proceeding concerning the Licensed Trade name or the Licensed Marks and Licensor, at the request and expense of Licensee, agrees to prosecute all substantial claims of infringement and to oppose all attempted registrations of potentially confusingly similar trademarks, trade names or service marks used in the field of the Licensed Business.

18.
ARBITRATION

        The parties shall submit any controversy, claim or dispute under this Trademark License to arbitration as provided for in this Asset Purchase Agreement.

* * *

        IN WITNESS WHEREOF, the parties have executed this Trademark and Trade Name License Agreement as of the day and year first written above.

EXIDE CORPORATION	YUASA BATTERY (AMERICA), INC.
By:	By:
Title:	Title:

        Yuasa Battery Co., Ltd., a corporation organized and existing under the laws of Japan, executes and joins in this Trademark and Trade Name License Agreement solely for the purpose of securing the compliance of Licensee with the provisions of Paragraph 8 of this Trademark and Trade Name License Agreement.

YUASA BATTERY CO., LTD.
By:
Title:

QuickLinks

TRADEMARK AND TRADE NAME LICENSE AGREEMENT